UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

SKY PETROLEUM, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada
 (State or Other Jurisdiction of Incorporation)

333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

108 Wild Basin Road
Austin, TX 78746
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (780) 443-3014

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

        In connection with the appointment of Mr. Donald C. Cameron as the Chief Executive Officer of Sky Petroleum, Inc. (the “Company”), on July 26, 2005, the Company entered into an Independent Contractor Services Agreement and a Confidentiality Agreement, effective April 1, 2005, with Donald C. Cameron Consulting Ltd. for the services of Mr. Cameron as the Company’s Chief Executive Officer. Under these agreements, Mr. Cameron will serve as the Company’s Chief Executive Officer until July 31, 2006 at a base salary of US$11,000 per month. Under the terms of the Confidential Agreement, Mr. Cameron is prohibited from disclosing certain confidential information with respect to the Company for a period of five years following the termination of the Independent Contractor Services Agreement. In connection with Mr. Cameron’s appointment as Chief Executive Officer, the Company granted to Mr. Cameron options to purchase an aggregate of 1,500,000 shares of the Company’s common stock at exercise prices between US$0.50 and US$1.00.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On July 26, 2005, the sole director of the Company appointed Mr. Donald C. Cameron to serve as the Company's Chief Executive Officer.

        Mr. Cameron, 48, has over 20 years of senior executive experience in business development and in the oil and gas industry. Mr. Cameron was formerly Vice President, Development of the Calgary based oil and gas firm Yangarra Resources, where he specialized in mergers, acquisitions and investment strategies. In his senior capacity with that company he played an instrumental role evaluating petroleum purchase opportunities, identifying potential public junior takeover candidates and raising capital funding. Among his prior achievements, Mr. Cameron was former senior Vice President, Development for Nova Scotia based Sobey’s. In his senior position, he was a key member of the leadership team responsible for profit and loss and achieving targets set for increased profitability and efficiency of diverse businesses. During this period, he successfully spearheaded a three-year capital and business development plan valued at $350 million. Since 2004, Mr. Cameron has served as a director of Calgary based oil and gas firms Entrada Energy Inc. and Trioil Ltd. Mr. Cameron holds a Bachelor of Arts degree in Economics and Business from Queen’s University, Kingston, Ontario, Canada.

Item 7.01.  Regulation FD Disclosure.

        On July 26, 2005, the Company announced the appointment of Mr. Cameron as the Company’s Chief Executive Officer as described in Items 1.01 and 5.02 above and released the press release filed herewith as Exhibit 99.1.

         On July, 28, 2005, the Company announced that its indirect, wholly-owned subsidiary, Sastaro Limited (“Sastaro”), satisfied $5.0 million of funding commitments related to the Participation Agreement, dated May 18, 2005, by and between Sastaro and Buttes Gas and Oil Co. International Inc. (“BGOI”), a wholly-owned subsidiary of Crescent Petroleum Company International Limited, pursuant to which Sastaro will participate in an off-shore oil and gas project in the United Arab Emirates. A copy of the press release filed herewith as Exhibit 99.2.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 26, 2005

99.2	Press Release dated July 28, 2005

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: August 1, 2005	By: /s/ Daniel Meyer Daniel Meyer President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 26, 2005

99.2	Press Release dated July 28, 2005